EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 9, 2009 (except for the adjustments to retrospectively apply the discontinued operations for the Southeast division of the Public Safety and Security segment as described in Note 3, as to which the date is August 12, 2009), with respect to the consolidated financial statements included in the Current Report of Kratos Defense & Security Solutions Inc. and subsidiaries on Form 8-K to be filed on August 13, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Kratos Defense & Security Solutions, Inc. and subsidiaries on Forms S-3 (File No. 333-53014, effective December 29, 2000, File No. 333-71618, effective October 15, 2001, File No. 333-74108, effective November 28, 2001, and File No. 333-112956, effective February 19, 2004), on Forms S-4 (File No. 333-112957, effective February 19, 2004, File No. 333-150165, effective April 10, 2008, and File No. 333-155604, effective November 24, 2008) and on Forms S-8 (File No. 333-90455, effective November 5, 1999, File No. 333-54818, February 1, 2001, File No. 333-71702, effective October 17, 2001, File No. 333-91852, effective July 2, 2002, File No. 333-116903, effective June 28, 2004, No. 333-124957, effective May 16, 2005, File No. 333-127060, effective August 1, 2005 and File No. 333-155317, effective November 12, 2008).

/s/GRANT THORNTON LLP

San Diego, CA
August 12, 2009